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                                                                    EXHIBIT 23.1




                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Search Capital Group, Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 21, 1996, except for Note 7 which is as of May 24, 1996, relating to the financial statements of Dealers Alliance Credit Corp. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding a going concern uncertainty.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /s/ BDO SEIDMAN, LLP


                                        BOD SEIDMAN, LLP




Atlanta, Georgia
April 21, 1997


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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Search Capital Group, Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 1996, relating to the consolidated financial statements and schedules of Search Capital Group, Inc. appearing in the Company's Transition Report on Form 10-K for the period ended March 31, 1996. Our report contains an explanatory paragraph for a change in accounting principle.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP
                                        -------------------------------------

                                        BDO SEIDMAN, LLP


Dallas, Texas
April 21, 1997